UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 26, 2009

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)        (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 26, 2009, Select Comfort Corporation (the “Company”) was informed that Christine M. Day has determined not to stand for re-election as a member of the Company’s Board of Directors at the Company’s Annual Meeting scheduled for December 14, 2009.  Ms. Day will continue to serve as a director of the Company, a member of the Audit Committee and a member of the Management Development and Compensation Committee until her successor is elected and qualified.  Ms. Day’s decision not to stand for re-election was not the result of any disagreement with the Company.

Consistent with the requirement of the Company’s Articles of Incorporation that the directors must be divided into three classes as nearly equal in number as possible, the Company’s Board of Directors determined to nominate Brenda J. Lauderback (a current member of the Board who was elected by shareholders in 2008 to a three-year term) to move to the class of three directors to be nominated for election at the 2009 Annual Meeting of Shareholders scheduled for December 14, 2009.  Ms. Lauderback will continue to serve as the Chair of the Corporate Governance and Nominating Committee of the Board.

The Board of Directors also determined to reduce the size of the Board from 10 members to nine members, such reduction to take place immediately after the 2009 Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: October 27, 2009	By:
Title: Senior Vice President